EXHIBIT 11

                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                    (In Thousands, Except Per Share Amounts)

                For the years ended June 30, 1997, 1996 and 1995

                                                                      1997       1996        1995
                                                                     ------    -------     -------
    Primary earnings per share -

    Weighted average number of issued shares outstanding              3,756      3,729       3,711

    Effect of Stock Incentive Plan                                      206       --          --
                                                                     ------    -------     -------

    Shares outstanding used to compute primary earnings per share     3,962      3,729       3,711
                                                                     ======    =======     =======

    Net Income (Loss)                                                $3,204    $  (745)    $(2,483)
                                                                     ======    =======     =======

    Primary earnings (loss) per share                                $  .81    $  (.20)    $  (.67)
                                                                     ======    =======     =======

    Fully diluted earnings per share -

    Weighted average number of shares used
    for primary earnings per share                                    3,756      3,729       3,711

    Effect of Stock Incentive Plan                                      219       --          --
                                                                     ------    -------     -------

    Shares outstanding used to compute
    fully diluted earnings per share                                  3,975      3,729       3,711
                                                                     ======    =======     =======

    Net Income (Loss)                                                $3,204    $  (745)    $(2,483)
                                                                     ======    =======     =======

    Fully diluted earnings (loss) per share                          $  .81    $  (.20)    $  (.67)
                                                                     ======    =======     =======